EXHIBIT 10.23

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made and entered into this 23rd day of February 2009, by and between NATIONAL HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”) and ST. CLOUD CAPITAL PARTNERS, L.P. (the “Lender “).

W I T N E S S E T H:

WHEREAS, prior hereto, Borrower and Lender entered into a Securities Purchase Agreement dated February 22, 2007 (the “Securities Purchase Agreement”), whereby Lender agreed to loan Borrower Two Hundred Fifty Thousand ($250,000) Dollars, as evidenced by that certain promissory note of even date therewith (the “Note”) in favor of Lender; and

WHEREAS, as of the date hereof (the “Principal Payment Date”), $250,000 of principal is due and owing under the Note, not giving effect to expiration of applicable grace periods; and

WHEREAS, the Borrower desires Lender to presently forbear from exercising its rights and remedies to collect principal due under the Note (the “Indebtedness”) on the Principal Payment Date; and

WHEREAS, Lender is willing to presently forbear from exercising its rights and remedies to collect the Indebtedness, on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower each hereby agree as set forth in this Agreement.

1.           Use of Defined Terms.  Except as expressly set forth in this Agreement, all terms which have an initial capital letter where not required by the rules of grammar are defined to the Note or Securities Purchase Agreement.

2.           Reservation of Rights.  Subject to Section 3 below, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Note or Securities Purchase Agreement, applicable law or otherwise, as a result of any Events of Default occurring after the date hereof.  Subject to Section 3 hereof, nothing contained herein shall be construed as a waiver of the failure of the Borrower to comply with the terms of the Note or Securities Purchase Agreement after the date hereof.

3.           Forbearance.  For good and valuable consideration, Lender agrees that it shall not exercise any rights (including, but not limited to, payment demand or setoff rights as a result of failure of payment of the principal amount of the Note, on the Principal Payment Date), nor directly or indirectly seek to collect from the Borrower any obligations evidenced by the Note or take any other action, including a declaration of default as to, or acceleration of, the Note or assertion of any claims or joining in any petition or otherwise initiating any insolvency case, reorganization or any other legal proceeding against the Borrower, so long as $250,000 is paid as follows:

•	Twenty Five Thousand ($25,000) Dollars shall be paid on February 24, 2009;
•	One Hundred Thousand ($100,000) Dollars shall be paid on March 2, 2009; and
•	One Hundred Twenty Five Thousand ($125,000) Dollars shall be paid on March 12, 2009.

4.           Authority to Execute this Agreement.  The Borrower represents and warrants that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

5.           Construction.

A.           This Agreement shall be interpreted, construed and governed by and under the laws of the State of New York, without regard to its conflicts of law doctrine.

B.           This Agreement shall be binding on the Borrower and its respective successors and heirs, and shall inure to the benefit of Lender, its successors, assigns, affiliates, divisions and parent.  This Agreement cannot be assigned by the Borrower at any time.  Lender may assign this Agreement without notice or to the consent of the Borrower.

D.           Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.  This Agreement constitutes the entire agreement between the Borrower and Lender with regard to the subject matter hereof.

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IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first set forth above.

NATIONAL HOLDINGS CORPORATION

By:  /S/ MARK GOLDWASSER
Mark Goldwasser, CEO

ST. CLOUD CAPITAL PARTNERS, L.P.

By: SGCP, LLC
Its: General Partner

By:  /S/ MARSHALL S. GELLER
Marshall S. Geller
Managing Member

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